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                                                             Exhibit 99.25(D)

                               POWER OF ATTORNEY
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     Know all men by these presents:


     That I,   James M. Schlomann  , of Holmdel , New Jersey , the Vice
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President, Comptroller and Chief Accounting Officer of Pruco Life Insurance
Company, do hereby make, constitute and appoint as my true and lawful attorneys in fact CLIFFORD E. KIRSCH, THOMAS C. CASTANO, RICHARD E. MEADE, THOMAS J. LOFTUS, ARTHUR WOODS and C. CHRISTOPHER SPRAGUE, or any of them severally for me in my name, place and stead to sign, where applicable: Annual Reports on Form 10-K, registration statements on the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, the Securities Act of 1933, and the Securities Exchange Act of 1934, and all amendments thereto executed on behalf of Pruco Life Insurance Company and filed with the Securities and Exchange Commission for the following:

     The Pruco Life PRUvider Variable Appreciable Account and variable life insurance contracts, to the extent they represent participating interests in said Account;

     The Pruco Life Variable Appreciable Account and flexible premium variable life insurance contracts, to the extent they represent participating interests in said Account;

     The Pruco Life Variable Insurance Account and scheduled premium variable life insurance contracts, to the extent they represent participating interests in said Account;

     The Pruco Life Single Premium Variable Life Account and flexible premium variable life insurance contracts, to the extent they represent participating interests in said Account;

     The Pruco Life Variable Universal Account and flexible premium variable universal life insurance contracts, to the extent they represent participating interests in said Account;

     The Pruco Life Single Premium Variable Annuity Account and single payment variable annuity contracts, to the extent they represent participating interests in said Account;

     The Pruco Life Flexible Premium Variable Annuity Account and flexible premium variable annuity contracts, to the extent they represent participating interests in said Account;

     Market value adjustment annuity contracts; and

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     The Pruco Life Variable Contract Real Property Account and individual variable life insurance contracts and variable annuity contracts, to the extent they represent participating interests in said Account.


     IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of February,
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     1998.
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                                                   /s/ James M. Schlomann
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                                                       Signature



State of   New Jersey        )
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                             ) SS
County of   Essex            )
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     On this 24th day of February, 1998, before me personally appeared James M.
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Schlomann known to me to be the person mentioned and described in and who
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executed the foregoing instrument and he duly acknowledged to me that he executed the same.


My commission expires:
  August 3, 1998
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                                                   /s/ Alfreda D. Johnson
                                                  ------------------------
                                                       Notary Public

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